SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549




                           FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (Date of earliest event reported):   September 11,
1997



              SCIENTIFIC SOFTWARE-INTERCOMP, INC.
    (Exact name of registrant as specified in its charter)



Colorado                     0-4882                84-0581776
(State or other       (Commission File Number)    (IRS Employer
jurisdiction                                       Identification
of incorporation)                                  No.)


633 17th Street, Suite 1600, Denver, Colorado      80202
(Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code: (303) 292-1111




                         Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Item 5.   Other Events.

          On September 11, 1997, Scientific Software-Intercomp, Inc. (the "Company") resolved the investigation by the Securities and Exchange Commission ("SEC") of the Company's disclosures and financial statements for the years ended December 31, 1993, 1994 and 1995. Without admitting or denying any of the allegations of the SEC, the Company settled the matter by consenting to the entry of a permanent injunction prohibiting future violations by the Company of Section 17(a) of the Securities Act of 1933, and Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the
Securities Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-1, 13a-11 and 13a-13 thereunder and to an order to restate the Company's financial statements for the years ended December 31, 1993, 1994 and 1995. The SEC Staff has advised the Company that, with the entry of the permanent injunction, the investigation in this matter as to the Company has been concluded.

          Attached as exhibits hereto are copies of the SEC's
Complaint, the Company's Consent and Undertaking, and the Company's press release and SEC release related thereto.

Item 7.   Financial Statements and Exhibits.

          (a)-(b).  Not Applicable.

          (c) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K.

          Exhibit 99.1 Complaint against Scientific Software-Intercomp, Inc. filed by the Securities and Exchange Commission in the U.S. District Court for the District of Columbia on September 11, 1997

          Exhibit 99.2   Consent and Undertaking of Scientific
                         Software-Intercomp, Inc. dated September
                         5, 1997 with annexed Final Judgment of
                         Permanent Injunction

          Exhibit 99.3 Scientific Software-Intercomp, Inc. Press Release dated September 11, 1997

          Exhibit 99.4   Securities and Exchange Commission
                         Litigation Release No. 15485 and
                         Accounting and Auditing Enforcement
                         Release No. 956 dated September 11, 1997


                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         SCIENTIFIC SOFTWARE-INTERCOMP, INC.



Date:  September 17, 1997     By: /S/ GEORGE STEEL
                              George Steel, Chairman, President and
                              Chief Executive Officer